Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of GrubHub Inc. (F/K/A GrubHub Seamless Inc.) on Form S-1 filed pursuant to Rule 462(b) of the Securities Act of 1933 of our report dated February 18, 2013 on the financial statements of GrubHub Holdings Inc. (F/K/A GrubHub, Inc.) and to the reference to us under the heading “Experts” appearing in the Registration Statement on Form S-1 (File No. 333-194219) filed by the Company with the Commission, as amended, and incorporated by reference in this Registration Statement.

/s/ Crowe Horwath LLP

Oak Brook, Illinois

April 4, 2014